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                                                                    EXHIBIT 23.1

Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statementon Form S-8 (No. 33-88255) of GraphOn Corporation of our report dated January 27, 2000, appearing within GraphOn Corporation Annual Report on
Form 10-K for the year ended December 31, 1999.


/s/ BDO Seidman, LLP

BDO Seidman, LLP
San Jose, California
March 29, 2000